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Exhibit 99.1

                            INGEN TECHNOLOGIES, INC.

                              DIRECTORS' RESOLUTION

                                     2007.7

         BE IT KNOWN THAT, on the 15th day of March, 2007, at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and approved upon motion duly made and seconded.

         Management has arranged with the sales representatives selling Secure Balance to include 10,000 shares of our restricted common stock as part of the commission for the sale of a Secure Balance system. Representatives also receive a portion of the cash commission of 14% of the purchase price paid to our Secure Balance sales contractor, Secure Health, Inc.

         The Board agrees that the issuance of shares in these circumstances is beneficial as incentive to our sales representatives and hereby approves of this as part of the company's Secure Balance commission program.

                           CERTIFICATION BY SECRETARY

         I am the Secretary of Ingen Technologies, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on March 15, 2007 in accordance with the provisions of our Bylaws.

         IN WITNESS WHEREOF, I have this 15th day of March, 2007 subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).


________________________________________
Secretary of Corporation


                            WAIVER OF NOTICE (2007.7)

         The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors' meeting held on March 15, 2007. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.


/s/ Scott R. Sand                           /s/ Curt Miedema
-------------------------------             ------------------------------
Scott R. Sand                               Curt Miedema

/s/ Chris Wirth                             /s/ Yong Sin Khoo
-------------------------------             ------------------------------
Chris Wirth                                 Yong Sin Khoo

/s/ Stephen O'Hara                          /s/ John Finazzo
-------------------------------             ------------------------------
Stephen O'Hara                              John Finazzo

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